FOR IMMEDIATE RELEASE

Thorium Power Schedules Conference Call to
Provide General Business Update

McLean, Virginia –August 1, 2008 – Thorium Power Ltd. (OTCBB: THPW), the leading developer of low-waste, non-proliferative nuclear fuel technology for existing and future reactors, today announced that it will host a conference call on August 4, 2008 at 2:00 PM ET. The company will provide a general business update. The conference call will be led by Seth Grae, Chief Executive Officer, and will include additional members of the senior management team.

The telephone number for the conference call is 201-689-8035. A live webcast of the call will also be available on the company's website, www.thoriumpower.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software.

The webcast will also be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 201-612-7415, account #286 and ID #293086. The encore recording will be available two hours after the conference call has concluded.

About Thorium Power, Ltd.

Thorium Power is a pioneering U.S. nuclear energy company based in McLean, VA. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power’s technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste. The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure. Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. The Company seeks and forms partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

For more information:	Investor Contact:
Peter Charles	David K. Waldman/Klea K. Theoharis
Thorium Power, Ltd.	Crescendo Communications
Tel: (703) 918-4932	Tel: (212) 671-1020
Email: ir@thoriumpower.com	Email: thoriumpower@crescendo-ir.com

Media Contact
David Bassiouni
Weber Shandwick
Tel: (917) 403-1136
Email: dbassiouni@webershandwick.com

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